                                                  EXHIBIT 11 PAGE 1 of 2

              NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF PER SHARE EARNINGS
                 (In millions except per share amounts)

                                            1996      1995     1994
                                            ----      ----     ----
Computation for Statements of Income
------------------------------------
  Net income per statements of income      $770.4    $712.7   $667.8
                                           ------    ------   ------
  Weighted average number of shares
    outstanding                             126.5     131.0    136.3
                                           ------    ------   ------
        Primary earnings per share         $ 6.09    $ 5.44   $ 4.90
                                           ======    ======   ======
Additional Primary Computation
------------------------------
  Net income per statements of income      $770.4    $712.7   $667.8
                                           ------    ------   ------

  Adjustment to weighted average number
    of shares outstanding:
      Weighted average number of shares
        outstanding per primary
        computation above                   126.5     131.0    136.3
      Dilutive effect of outstanding
        options, stock appreciation
        rights (SARs) and performance
        share units (PSUs) (as determined
        by the application of the
        treasury stock method) <F1>           1.5       1.3      1.1
                                           ------    ------   ------
          Weighted average number of
            shares outstanding, as
            adjusted                        128.0     132.3    137.4
                                           ======    ======   ======

          Primary earnings per share,
            as adjusted <F2>               $ 6.02    $ 5.39   $ 4.86
                                           ======    ======   ======


<F1> See Note 12 of Notes to Consolidated Financial Statements on page 73 for a description of the Long-Term Incentive Plan.

<F2> These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3 percent.

                                                  EXHIBIT 11 PAGE 2 of 2

              NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF PER SHARE EARNINGS
                 (In millions except per share amounts)

                                            1996      1995     1994
                                            ----      ----     ----
Fully Diluted Computation
-------------------------
  Net income per statements of income      $770.4    $712.7   $667.8

  Adjustment to increase earnings
    to requisite level to earn
    maximum PSUs, net of tax effect          95.6      55.3     93.0
                                           ------    ------   ------
        Net income, as adjusted             866.0    $768.0   $760.8
                                           ======    ======   ======
  Adjustment to weighted average
    number of shares outstanding, as
    adjusted for additional primary
    calculation:
      Weighted average number of
        shares outstanding, as
        adjusted per additional
        primary computation on page 1       128.0     132.3    137.4
      Additional dilutive effect of
        outstanding options and SARs
        (as determined by the
        application of the treasury
        stock method using period
        end market price)                     0.1       0.3     --
      Additional shares issuable at
        maximum level for PSUs                0.1       0.1      0.1
                                           ------    ------   ------
        Weighted average number of
          shares, as adjusted               128.2     132.7    137.5
                                           ------    ------   ------

        Fully diluted earnings
          per share <F3>                   $ 6.76    $ 5.79   $ 5.53
                                           ======    ======   ======

<F3> These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 40 of APB Opinion No. 15 because they produce an anti-dilutive result.